Exhibit 24
POWER OF ATTORNEY
          KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation (the “Company”), and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint CONSTANCE H. LAU, ERIC K. YEAMAN, CURTIS Y. HARADA and DAVID J. REBER of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with:
     (i) the registration under the Securities Act of up to an additional 3,750,000 shares of Common Stock without par value of Hawaiian Electric Industries, Inc. for issuance pursuant to the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan, as amended (the “Plan”), and to include in such registration statement pursuant to Rule 429 promulgated under the Securities Act a combined prospectus covering such 3,750,000 shares of Common Stock together with the shares of Common Stock registered but not yet sold under the Plan pursuant to Registration Statement No. 333-108110, including specifically but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to the registration statement to be filed with the Commission in respect of the aforementioned securities, to any and all amendments (including pre- and post-effective amendments) and supplements to said registration statement (including specifically and without limiting the generality of the foregoing, any amendment or amendments changing the amount of shares for which registration is being sought) and to any instruments or documents filed as a part of or in connection with said registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof; and
     (ii) the current registration under said Act of up to 2,500,000 shares of the Common Stock of the Company for issuance pursuant to the Plan (Regis. No. 333-108110), including specifically but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to any and all post-effective amendments and supplements to said registration statement (including specifically and without limiting the generality of the foregoing, any amendment or amendments changing the amount of shares for which registration is being sought) and to any instruments or documents filed as a part of or in connection with said registration statement or amendments or supplements thereto and/or which operate pursuant to Rule 429 to amend said registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed in its name by its President and its Financial Vice President and Treasurer and attested by its Vice President-Administration and Corporate Secretary, and the undersigned officers and directors of Hawaiian Electric Industries, Inc. have hereunto set their hands, as of the 15th day of December, 2006. This Power of Attorney may be executed in any number of counterparts by the corporation and by any one or more of the officers and directors named below.

ATTEST:	HAWAIIAN ELECTRIC INDUSTRIES, INC.

/s/ Patricia U. Wong	/s/ Constance H. Lau
Patricia U. Wong Vice President-Administration and Corporate Secretary	Constance H. Lau President and Chief Executive Officer (Principal Executive Officer)

/s/ Eric K. Yeaman

Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ Constance H. Lau Constance H. Lau	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Eric K. Yeaman Eric K. Yeaman	Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ Curtis Y. Harada Curtis Y. Harada	Controller (Principal Accounting Officer)

/s/ Jeffrey N. Watanabe Jeffrey N. Watanabe	Chairman of the Board and Director

/s/ Don E. Carroll Don E. Carroll	Director

/s/ Shirley J. Daniel Shirley J. Daniel	Director

/s/ Thomas B. Fargo Thomas B. Fargo	Director

/s/ Victor Hao Li Victor Hao Li	Director

/s/ Bill D. Mills Bill D. Mills	Director

/s/ A. Maurice Myers A. Maurice Myers	Director

/s/ Diane J. Plotts Diane J. Plotts	Director

/s/ James K. Scott James K. Scott	Director

/s/ Kelvin H. Taketa Kelvin H. Taketa	Director

/s/ Barry K. Taniguchi Barry K. Taniguchi	Director

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